As filed with the Securities and Exchange Commission on January 19, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Astrotech Corporation
(Exact name of registrant as specified in its charter)

Delaware	91-1273737
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)
201 West 5th Street, Suite 1275
Austin, Texas, 78701
(512) 485-9530
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Astrotech Corporation 2011 Stock Incentive Plan (as amended)
(Full title of the plan)

Eric N. Stober
Chief Financial Officer
201 West 5th Street, Suite 1275
Austin, Texas, 78701
(512) 485-9530

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
John Hempill, Esq.
Sheppard, Mullin, Richter & Hampton LLP
30 Rockefeller Plaza, 38th Floor
New York, New York 10112
(212) 653-8700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.001 par value per share	235,000 Shares	$3.13	$735,550	$92

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933 (the “Securities Act”), as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Company’s 2011 Equity Incentive Plan, as amended, pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)
For purposes of computing the registration fee only. Pursuant to Rule 457(c) and (h), the Proposed Maximum Offering Price Per Share is based upon the average of the high and low prices for the Registrant’s common stock on The NASDAQ Capital Market on January 18, 2018.

EXPLANATORY NOTE
This Registration Statement registers an additional 235,000 shares of the Registrant’s Common Stock that may be offered and sold under the Astrotech Corporation 2011 Stock Incentive Plan, as amended (the “Plan”). This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which one or more other registration statements filed on this form relating to the same employee benefit plan are effective. Registrant initially registered 740,000 shares of its common stock issuable under the Plan pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on December 3, 2014 (File No. 333-200706) (the “Prior Registration Statement”).
On December 7, 2017, at its Annual Meeting of Stockholders, the Registrant’s stockholders voted affirmatively to amend the Plan to increase the number of shares of Common Stock authorized to be issued pursuant to the Plan to 975,000 shares from 750,000 shares of Common Stock (the “Amendment”).
Pursuant to the Amendment, the total number of shares of the Registrant’s common stock available for grant and issuance under the Plan increased by 225,000 shares. Additionally, the Registrant is registering 10,000 shares that were authorized under the Plan in the Prior Registration Statement. Accordingly, the content of the Prior Registration Statements are incorporated herein by reference pursuant to General Instruction E of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.
The following documents filed by Astrotech Corporation (the “Company”) with the Commission are hereby incorporated by reference in this Registration Statement:

•	the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017;

•	all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year ended June 30, 2017;

•
the description of the Company’s common stock contained in the Registration Statement on Form S-3 (Registration No. 333-43221), filed with the Commission on December 24, 1997, including any future amendment or report filed for the purpose of updating such description.

All other reports and documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that related to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such reports and documents.
Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
EXHIBIT INDEX

Exhibit Number	Description

4.1	Astrotech Corporation 2011 Stock Incentive Plan, as amended (incorporated by reference to Annexes E and F to the Company’s Definitive Proxy Statement on Schedule 14A filed on October 27, 2017)

5.1*	Opinion of Sheppard, Mullin, Richter & Hampton LLP

23.1*	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)

23.2*	Consent of BDO USA, LLP

24.1*	Power of Attorney (contained herein)

*	Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on January 19, 2018.

Astrotech Corporation

By:	/s/ Thomas B. Pickens III

Name:	Thomas B. Pickens III
Title:	Chairman of the Board and Chief
Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Thomas B. Pickens, III and Eric N. Stober, with full power of substitution, his or her true and lawful attorney-in-fact to act for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she could do in person, hereby ratifying and confirming all that said attorneys-in-fact or substitutes, or any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated.

/s/ Thomas B. Pickens III	Chairman of the Board and Chief Executive Officer	January 19, 2018
Thomas B. Pickens III

/s/ Mark Adams	Director	January 19, 2018
Mark Adams

/s/ Ronald W. Cantwell	Director	January 19, 2018
Ronald W. Cantwell

/s/ Michael R. Humphrey	Director	January 19, 2018
Michael R. Humphrey

/s/ Sha-Chelle Manning	Director	January 19, 2018
Sha-Chelle Manning

/s/ Daniel T. Russler, Jr.	Director	January 19, 2018
Daniel T. Russler, Jr.

/s/ Eric N. Stober	Chief Financial Officer and Principal Accounting Officer	January 19, 2018
Eric N. Stober